Exhibit 99.1

ProSomnus® Debuts as Publicly Traded Company Focused on Disrupting Obstructive Sleep Apnea Treatment Market with Patient-preferred Precision Oral Appliance Therapy Devices

Completes business combination with Lakeshore Acquisition I Corp.

ProSomnus common stock will trade on Nasdaq Capital Market under ticker symbol “OSA”

San Francisco, Dec. 6, 2022 – ProSomnus, Inc. (“the Company”), a pioneer in precision medical devices for the treatment of Obstructive Sleep Apnea (OSA), today announced the completion of its previously announced business combination with Lakeshore Acquisition I Corp. (“Lakeshore”) (Nasdaq: LAAA), a publicly traded special purpose acquisition company. ProSomnus will commence trading on the Nasdaq Global Market under the symbol “OSA” on Dec. 7, 2022. The business combination, which was approved by Lakeshore’s shareholders on Dec. 2, 2022, along with the convertible debt issued in connection with the transaction, provides access to capital that will be used to drive the Company’s multi-faceted commercial expansion.

A key reason for going public was to bring to fruition ProSomnus’ ambitious growth plans. ProSomnus will use the capital to scale up its business by expanding and investing in three key areas: technology, sales and manufacturing. ProSomnus is planning to open its new design and manufacturing facility next month, which will be optimized for mass-customized manufacturing, AI-driven design and 3D robotic milling This will enable the Company to increase manufacturing capacity four-fold for its Oral Appliance Therapy (“OAT”) devices to meet the rising demand of providers and patients. Additional capital also will allow the Company to grow its international presence as it continues to attract providers in the multi-billion dollar North American market, as well as globally, representing a $50 billion dollar market opportunity.

ProSomnus will continue to be led by Len Liptak, Co-Founder and Chief Executive Officer, and Laing Rikkers, Co-Founder and Executive Chair, William Johnson, Audit Chair and Director, and Len Hedge, Director. Mr. Johnson continues to contribute his financial expertise in medical technology and public company management, and Hedge remains invaluable to the team offering experience from his thirteen years managing the operations of Align Technology’s Invisalign products.

1.844.537-5337 | 5860 West Las Positas Blvd., Suite 25, Pleasanton, CA 94588 | ProSomnus.com

Effective today, ProSomnus will add to its Board of Directors including the appointment of the following individuals who bring a depth and breadth of talent to the team:

•	Heather Rider will serve as Compensation Committee Chair. Ms. Rider is currently on the Board of Directors of publicly traded companies including Inogen, Inc., an oxygen therapy technology manufacturer, and served on the Board of Directors of Intricon Corporation, a micro-medical technology component manufacturer, until its sale earlier this year.
•	Steve Pacelli will serve as Nominating and Governance Committee Chair. Mr. Pacelli is Executive Vice President and Managing Director of Dexcom Ventures, a leader in continuous glucose monitoring for people with diabetes.
•	Jason Orchard is the Managing Director of Spring Mountain Capital, an investment management firm specializing in alternative asset investing.

“We are pleased to welcome a new group of carefully selected directors who bring diverse and pertinent experience to ProSomnus’ leadership team at an important inflection point in the Company’s history. Heather Rider has spent eight years in the respiratory sector and has significant human resources capabilities, which we will leverage as we scale our team for future growth. Steve Pacelli’s seventeen years at Dexcom will provide key insights into remote patient monitoring as ProSomnus develops and launches its next-generation device, which will be the first precision OAT with remote monitoring – a key innovation for sleep physicians seeking improved disease management capabilities. Finally, Jason Orchard’s extensive experience on Wall Street offers valuable perspectives into the capital markets as we accelerate our growth. We are fortunate to have such a strong group of leaders and I am confident that they will be important contributors in the development and maturation of the Company in the coming years,” said Laing Rikkers, ProSomnus Co-Founder and Executive Chair.

ProSomnus’ FDA-cleared, Precision OAT devices are a practical alternative to legacy oral devices and CPAP machines, and can result in more effective treatment and superior patient compliance. They reposition and stabilize the jaw during sleep, improving airflow through a patient's pharyngeal space. ProSomnus Precision OAT devices consist of maxillary and mandibular aligners that are precision-manufactured with twin-mated posts, and are digitally milled to be patient-specific. Prescribed advancements can be achieved by removing the current upper- or lower-device arch and inserting the next arch in the mandibular advancement series.

“With more than 175,000 devices prescribed and a growing network of over 4,000 medical providers, ProSomnus is actively disrupting the massive OSA treatment market and, as a public company, we will now have the ability to fuel even more growth,” said Len Liptak, ProSomnus Co-Founder and Chief Executive Officer. “With an estimated one billion people suffering from OSA worldwide, this is a tremendous population in need of a viable therapy, as untreated OSA is known to exponentially increase mortality. Becoming publicly traded will help fund expanded infrastructure and groundbreaking clinical studies – including our FDA-reviewed, landmark Severe OSA Study (SOS) and Frontline OSA Treatment (FLOSAT) study – that will help us further address OSA on a global scale.”

“In addition to a growing body of research, the increased adoption of ProSomnus Precision OAT devices suggests that this type of therapy is a patient-preferred alternative to legacy OSA treatment options,” continued Liptak “In 2022, we achieved several important product milestones, receiving FDA 510(k) clearance for our EVO [PH] Sleep and Snore device, and continuing the development of our next-generation device, which will feature remote patient monitoring. Access to the public capital markets will allow us to continue innovating and providing patients with cutting-edge features that can fundamentally improve the treatment and management of OSA.”

1.844.537-5337 | 5860 West Las Positas Blvd., Suite 25, Pleasanton, CA 94588 | ProSomnus.com

Advisors

Solomon Partners and Gordon Pointe Capital, LLC acted as financial advisors to ProSomnus. Nelson Mullins Riley & Scarborough acted as legal advisor to ProSomnus and Loeb & Loeb acted as legal advisor to Lakeshore. Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC acted as joint placement agents on the private investment in public equity. Craig-Hallum Capital Group LLC acted as M&A advisor to Lakeshore.

About OSA

OSA is the recurring collapse of the airway during sleep, resulting in oxygen shortages and abrupt awakenings accompanied by gasping or choking. In addition to daytime sleepiness, OSA is associated with serious comorbidities, including heart failure, stroke, hypertension, morbid obesity and type 2 diabetes. Patients with untreated OSA are 23 times more likely to suffer a heart attack and four times more likely to have a stroke. It is estimated that more than one billion people worldwide and over 74 million people in North America suffer from OSA. Approximately 56 million of those 74 million people in North America are undiagnosed.

About ProSomnus

ProSomnus is the first manufacturer of precision, mass-customized Precision Oral Appliance Therapy devices to treat OSA, which affects over 74 million Americans and is associated with serious comorbidities, including heart failure, stroke, hypertension, morbid obesity and type 2 diabetes. ProSomnus’ patented devices are a more comfortable and less invasive alternative to Continuous Positive Airway Pressure (CPAP) therapy, and lead to more effective and patient-preferred outcomes. With more than 150,000 patients treated, ProSomnus’ devices are the most prescribed Precision Oral Appliance Therapy in the U.S. To learn more, visit www.ProSomnus.com.

Important Notice Regarding Forward-Looking Statements

This Press Release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the parties’ perspectives and expectations, are forward-looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

1.844.537-5337 | 5860 West Las Positas Blvd., Suite 25, Pleasanton, CA 94588 | ProSomnus.com

Such risks and uncertainties include, but are not limited to: (i) the effect of the announcement or the business combination on ProSomnus’s business relationships, operating results and business generally; (ii) risks that the proposed transaction disrupts current plans and operations of ProSomnus; (iii) the outcome of any legal proceedings that may be instituted against ProSomnus or Purchaser related to the business combination; (iv) changes in the competitive industries in which ProSomnus operates, variations in operating performance across competitors, changes in laws and regulations affecting ProSomnus’s business and changes in the combined capital structure; (v) the ability to implement business plans, forecasts and other expectations after the completion of the business combination, and identify and realize additional opportunities; (vi) the risk of downturns in the market and ProSomnus’s industry including, but not limited to, as a result of the COVID-19 pandemic; (vii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (viii) the risk of potential future significant dilution to stockholders resulting from lender conversions under the convertible debt financing; and (ix) risks and uncertainties related to ProSomnus’s business, including, but not limited to, risks relating to the uncertainty of the projected financial information with respect to ProSomnus; risks related to ProSomnus’s limited operating history, the roll-out of ProSomnus’s business and the timing of expected business milestones; ProSomnus’s ability to implement its business plan and scale its business, which includes the recruitment of healthcare professionals to prescribe and dentists to deliver ProSomnus oral devices; the understanding and adoption by dentists and other healthcare professionals of ProSomnus oral devices for mild-to-moderate OSA; expectations concerning the effectiveness of OSA treatment using ProSomnus oral devices and the potential for patient relapse after completion of treatment; the potential financial benefits to dentists and other healthcare professionals from treating patients with ProSomnus oral devices and using ProSomnus’s monitoring tools; ProSomnus’s potential profit margin from sales of ProSomnus oral devices; ProSomnus’s ability to properly train dentists in the use of the ProSomnus oral devices and other services it offers in their dental practices; ProSomnus’s ability to formulate, implement and modify as necessary effective sales, marketing, and strategic initiatives to drive revenue growth; ProSomnus’s ability to expand internationally; the viability of ProSomnus’s intellectual property and intellectual property created in the future; acceptance by the marketplace of the products and services that ProSomnus markets; government regulations and ProSomnus’s ability to obtain applicable regulatory approvals and comply with government regulations, including under healthcare laws and the rules and regulations of the U.S. Food and Drug Administration; and the extent of patient reimbursement by medical insurance in the United States and internationally. A further list and description of risks and uncertainties can be found in Lakeshore’s initial public offering prospectus dated June 10, 2021 and in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) subsequent thereto and in the Registration Statement on Form S-4 and proxy statement that has been filed with the SEC by Lakeshore in connection with the business combination, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company and its subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

1.844.537-5337 | 5860 West Las Positas Blvd., Suite 25, Pleasanton, CA 94588 | ProSomnus.com

Investor Contact
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
Email: Mike.Cavanaugh@westwicke.com

Media Contact
Sean Leous
ICR Westwicke
Phone: +1.646.866.4012
Email: Sean.Leous@westwicke.com

1.844.537-5337 | 5860 West Las Positas Blvd., Suite 25, Pleasanton, CA 94588 | ProSomnus.com